EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACTS: J. Eric Bjornholt – CFO(480) 792-7804 Gordon Parnell – Vice President of Business Development and Investor Relations(480) 792-7374

MICROCHIP TECHNOLOGY ANNOUNCES RECORD
FISCAL YEAR 2011 FINANCIAL RESULTS

•	For Fiscal Year 2011:
▪	Record net Sales of $1.487 billion, up 56.9% sequentially from the year ended March 31, 2010

▪	On a GAAP basis:
-
Gross margin of 58.8%; record operating income of $474.2 million; record net income from continuing operations of $429.2 million and 28.9% of net sales; record eps from continuing operations of $2.20 per diluted share.

▪	On a non-GAAP basis:
-
Gross margins of 60.1%; record operating income of $534.3 million; record net income from continuing operations of $462.3 million and 31.1% of sales; record EPS from continuing operations of $2.39 per diluted share.

▪	Record fiscal year revenue in 8-bit microcontrollers, 16-bit microcontrollers, 32-bit microcontrollers and analog

•	For the quarter ending March 31, 2011:
▪	Net Sales of $380.0 million, up 3.3% sequentially and up 36.7% from the quarter ended March 31, 2010

▪	On a GAAP basis:
-
Gross margin of 59.4%; record operating income of $124.4 million; record net income from continuing operations of $130.6 million and 34.4% of net sales; record eps from continuing operations of 65 cents per diluted share, which includes favorable one-time tax events.  There was no published First Call estimate for GAAP EPS.

▪	On a non-GAAP basis:
-
Gross margins of 60.2%; operating income of $137.3 million; net income from continuing operations of $119.0 million and 31.3% of sales; EPS from continuing operations of 59 cents per diluted share.  The First Call published estimate was 57 cents for non-GAAP EPS.

▪	Record quarterly revenue in microcontrollers, 16-bit microcontrollers, 32-bit microcontrollers, and licensing

CHANDLER, Arizona – May 5, 2011 – (NASDAQ: MCHP) – Microchip Technology Incorporated, a leading provider of microcontroller and analog semiconductors, today reported results for the three months and fiscal year ended March 31, 2011 as summarized in the following table:

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Microchip Technology Incorporated 2355 West Chandler Blvd.  Chandler, AZ 85224-6199   Main Office 480•792•7200  FAX 480•899•9210

Microchip Technology Reports
Fourth Quarter and Fiscal Year
2011 Financial Results

	Three Months Ended March 31, 2011				Year Ended March 31, 2011
(in millions, except earnings per diluted share and percentages)	GAAP	% of Net Sales	Non-GAAP1	% of Net Sales	GAAP	% of Net Sales	Non-GAAP1	% of Net Sales
Net Sales	$380.0		$380.0		$1,487.2		$1,487.2
Gross Margin	$225.6	59.4%	$228.9	60.2%	$874.4	58.8%	$894.1	60.1%
Operating Income	$124.4	32.7%	$137.3	36.1%	$474.2	31.9%	$534.3	35.9%
Other Expense including Gains/Losses on Equity Method Investments	$4.3		$2.6		$13.5		$6.6
Income Tax Expense (benefit)	$(11.0)		$15.7		$31.1		$65.4
Net Income from Continuing Operations	$130.6	34.4%	$119.0	31.3%	$429.2	28.9%	$462.3	31.1%
Earnings per Diluted Share from Continuing Operations2	65 cents		59 cents		$2.20		$2.39
Net Income (Loss) from Discontinued Operations	$(5.1)	(1.3)%	$(5.1)	(1.3)%	$(10.2)	(0.7)%	$(7.5)	(0.5)%
Loss per Diluted Share from Discontinued Operations2	3 cents		3 cents		5 cents		4 cents

1 See the “Use of Non-GAAP Financial Measures” section of this release.
2	Earnings per share have been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

Consolidated net sales for the fourth quarter of fiscal year 2011 were $380.0 million, up 3.3% sequentially from net sales of $367.8 million in the immediately preceding quarter, and up 36.7% from net sales of $278.0 million in the prior year’s fourth quarter.  GAAP net income from continuing operations for the fourth quarter of fiscal year 2011 was $130.6 million, or 65 cents per diluted share, up 28.1% from GAAP net income of $101.9 million, or 52 cents per diluted share, in the immediately preceding quarter, and up 72.4% from GAAP net income of $75.7 million, or 40 cents per diluted share, in the prior year’s fourth quarter.  GAAP net income includes a one-time favorable tax benefit of $24.4 million which includes the settlement of an IRS audit for tax years through March 31, 2008, and other one-time tax events.

Consolidated non-GAAP net income from continuing operations for the fourth quarter of fiscal year 2011 was $119.0 million, or 59 cents per diluted share, up 4.6% from non-GAAP net income of $113.8 million, or 58 cents per diluted share, in the immediately preceding quarter, and up 37.3% from non-GAAP net income of $86.7 million, or 46 cents per diluted share, in the prior year’s fourth quarter.  For the fourth fiscal quarter of both fiscal 2010 and fiscal 2011, our consolidated non-GAAP results exclude the effect of share-based compensation, expenses related to our

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2011 Financial Results

acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs and legal and other administrative expenses associated with acquisitions), non-recurring tax events and non-cash interest expense on our convertible debentures.  A reconciliation of our non-GAAP and GAAP results is included in this press release.

Consolidated net sales for the fiscal year ended March 31, 2011 were a record $1.487 billion, an increase of 56.9% from net sales of $947.7 million in the prior fiscal year.  On a GAAP basis, net income from continuing operations for the fiscal year ended March 31, 2011 was a record $429.2 million, or $2.20 per diluted share, an increase of 97.8% from net income of $217.0 million, or $1.16 per diluted share in the prior fiscal year.

On a non-GAAP basis, consolidated net income from continuing operations for the fiscal year ended March 31, 2011 was a record $462.3 million, or $2.39 per diluted share, an increase of 88.7% from net income of $245.0 million, or $1.32 per diluted share, in the prior fiscal year.

Microchip also announced today that its Board of Directors has declared a quarterly cash dividend on its common stock of 34.6 cents per share.  The quarterly dividend is payable on June 2, 2011 to stockholders of record on May 19, 2011.  Microchip initiated quarterly cash dividend payments in the third quarter of fiscal 2003.

“Microchip’s performance in the March 2011 quarter and in fiscal year 2011 was outstanding.  We exceeded the high end of our gross margin and earnings per share guidance, even with the challenging backdrop of the world economy and the Japan crisis,” said Steve Sanghi, President and CEO.  “The March quarter marked our 82nd consecutive quarter of profitability and is a testimony to the resiliency of our business model.”

Mr. Sanghi added, “Fiscal 2011 was a record year for Microchip in sales, profitability and earnings per share.  Our 8-bit, 16-bit, 32-bit and analog product lines all achieved new full year revenue records and our licensing business achieved a record quarterly revenue in the March 2011 quarter.”

“In the March 2011 quarter our microcontroller business performed at the high end of our expectations, with revenue up 4% on a sequential basis, and up 17% from the year-ago quarter,” said Ganesh Moorthy, Chief Operating Officer.  “Our 16-bit microcontroller business was up 24% sequentially and was up 86% from the year-ago quarter.  Our 32-bit microcontroller business was up 35% sequentially and was up 226% from the year-ago quarter.  Our analog business was up 3.5% sequentially, and was up 45% from the year-ago quarter.”

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2011 Financial Results

Eric Bjornholt, Microchip’s Chief Financial Officer, said, “Inventory on Microchip’s balance sheet at March 31, 2011 was $180.8 million, representing 107 days of inventory, which was flat in days to the prior quarter level.  Our internal target for inventory days is 115, and we plan to continue to build inventory towards that target to maintain short lead times and support our customer’s delivery requirements.  Inventory days at our distributors increased to 40 days, compared to 39 days at the end of the prior quarter.”

Mr. Bjornholt continued, “Microchip’s net cash and investment balance grew by $135.3 million in the March quarter.  We ended fiscal 2011 with $1.71 billion of cash and investments and we expect continued strong cash generation in the June 2011 quarter.”

Mr. Sanghi concluded, “We continue to evaluate the effects that the tragedy in Japan may have on our business.  We have a strong backlog position for the June quarter, but there is still some uncertainty regarding the impact from the Japan crisis on the world economy.  Taking these factors into consideration, we expect net sales in the June 2011 quarter to be up sequentially between 1% and 6%.”

Microchip’s Recent Highlights:

•	Microchip was named to the 2011 Forbes Global 2000, which is Forbes Magazine’s list of the world’s largest companies based on a composite ranking of sales, profits, assets and market value.

•
Microchip was awarded EDN Magazine’s 2010 Innovation Award in the “Human Machine Interface Technology” category, for our mTouch™ Metal Over Cap technology at the Embedded Systems Conference in San Jose, CA.  Technical editors at EDN nominate the most unique, state-of-the-art electronics products, and collect readership votes via an online balloting process.  EDN uses a combination of audience votes, balloting by the EDN Editorial Advisory Board, and voting by EDN’s editorial staff to determine the ultimate winner in each category.

•
The Company continued to expand its 32-bit PIC32 microcontroller portfolio with cost-effective memory options, while maintaining Ethernet, CAN and USB connectivity and best-in-class performance.  Microchip’s six new 32-bit microcontrollers also feature lower power consumption and higher Flash memory endurance.

•
During the March quarter, Microchip shipped 44,657 development systems, demonstrating the continued strong interest in Microchip’s products.  The total cumulative number of development systems shipped now stands at 1,113,199.

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2011 Financial Results

•
Microchip acquired Silicon Storage Technology, Inc. (SST) on April 8, 2010, and Microchip’s March 31, 2011 financial results include the finalization of all purchase accounting related adjustments associated with the acquisition.  Microchip’s fiscal 2011 financial results include the results of SST and the fiscal 2010 financial results do not.

•	In the 16-bit arena, Microchip added eXtreme Low Power PIC® microcontrollers that feature 5V supply voltage, more memory in low pin counts, and mTouch™ capacitive sensing that works in Sleep.

•
In order to provide developers with quick and easy methods for adding connectivity to their embedded designs, Microchip released three new tools for its 16- and 32-bit microcontrollers.  Microchip’s Bluetooth® kit provides an easy and cost-effective method for evaluating and adding Bluetooth connectivity to embedded designs.  The Company’s new consumer-band power-line soft-modem development kit features a 7.2 kbps software modem that enables low-cost communication and control in consumer and industrial applications.  In the area of wireless Machine-to-Machine (M2M) communication, Microchip added a daughter board with GPS and GSM modules that makes it easy to create low-cost M2M applications with location-awareness capabilities.

•
Microchip’s 8-bit microcontroller expansion also continued at a rapid pace, with three new families announced during the March quarter.  The first was a cost-effective addition to Microchip’s CAN microcontroller line, featuring 5.5V operation, eXtreme Low Power consumption and 16 MIPS performance, while enabling capacitive-touch-sensing user interfaces.  The second was 20-pin family, featuring low cost, low power consumption and self-write Flash program memory.  The third was a low-cost family with eXtreme Low Power consumption and integrated LCD control.

•
Microchip made two additions to its broad analog and interface portfolio.  Its non-volatile Digital-to-Analog Converter (DAC) family was expanded with low-power, single-channel DACs that feature 8-, 10- and 12-bit voltage options and integrated non-volatile memory in small, 2 mm x 2 mm packages.  New low-side devices were added to the Company’s MOSFET Driver family, with peak output currents from 2A to 4.5A and an Enable Input Pin for shutdown, in popular packages.  Additionally, Microchip’s smoke-detector ICs, which enable 10-year operating life with a single Lithium battery, received UL certification.

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2011 Financial Results

•	Microchip continued to expand its newest product category—Real-Time Clock/Calendars—with a low-cost device that features battery switchover, digital trimming and SRAM memory.

First Quarter Fiscal Year 2012 Outlook:

The following statements are based on current expectations.  These statements are forward-looking, and actual results may differ materially.

Microchip Consolidated Guidance
	GAAP	Non-GAAP Adjustments1	Non-GAAP1
Results from Continuing Operations:
Net Sales	$383.8 to $402.8 million		$383.8 to $402.8 million
Gross Margin3	about 59.3%	$3.8 to $4.0 million	about 60.3%
Operating Expenses3	26.25% to 26.5%	$8.6 to $9.1 million	24.0% to 24.25%
Other Income (Expense)	($4.5) million	$1.8 million	($2.7) million
Tax Rate	about 12.25%	$1.7 to $1.8 million	about 12.25%
Net Income	$106.5 to $112.9 million	$12.5 to $13.1 million	$119.0 to $125.9 million
Diluted Common Shares Outstanding2	205.2 million	0.7 million shares	204.5 million
Earnings per Diluted Share From Continuing Operations	52 to 55 cents	6 to 7 cents	58 to 62 cents

1   See the “Use of Non-GAAP Financial Measures” section of this release.
2   Earnings per share have been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

•
The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the June 2011 quarter of $40.00 per share.  The estimated negative impact on our earnings per diluted share calculation resulting from the difference in our assumed average stock price for the June 2011 quarter as compared to the March 2011 quarter is about one cent, when combining the additional dilutive effect from our convertible debt, and the dilutive effect of outstanding equity awards.

•
Microchip’s inventory at June 30, 2011 is expected to be 112 to 118 days as we continue to replenish our internal inventories to support our customers’ needs.  The actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2011 Financial Results

•
Capital expenditures for the quarter ending June 30, 2011 are expected to be approximately $37 million.  Capital expenditures for all of fiscal year 2012 are anticipated to be approximately $125 million.  We are continuing to take actions to invest in the equipment needed to support the expected net sales growth of our new products and technologies.

•
We expect net cash generation during the June quarter of approximately $115 million to $125 million prior to the dividend payment.  The amount of expected net cash generation is also before the effect of any stock buy back activity.

•
Microchip’s Board of Directors authorized a stock buy back of up to 10.0 million shares in December 2007.  At March 31, 2011, approximately 2.5 million shares remained available for purchase under this program.  Future purchases will depend upon market conditions, interest rates and corporate considerations.

1
Use of Non-GAAP Financial Measures:  Our Non-GAAP adjustments, where applicable, include the effect of share-based compensation, any gain or loss on trading securities, expenses related to our acquisition activities (including intangible asset amortization, purchased inventory costs, severance costs and legal and other general and administrative expenses associated with acquisitions), patent portfolio licenses, non-recurring tax events and non-cash interest expense on our convertible debentures and the related income tax implications of these items.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement.  Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant.  The price of our stock is affected by market forces that are difficult to predict and are not within the control of management.  The value of our trading securities varies in amount from period to period and is affected by fluctuations in the market prices of such securities that we cannot predict and are not within the control of management.  The non-GAAP adjustments related to the impact of our acquisitions and a portion of our interest expense related to our convertible debentures are non-cash expenses related to such transactions.  Our acquisitions of patent portfolio licenses and tax events related to IRS settlements, changes in tax regulations and the reinstatement of the R&D tax credit are non-recurring events in our business.  Accordingly, management excludes all of these items from its internal operating forecasts and models.

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2011 Financial Results

We are using non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP other expense, net including gains (losses) on equity method investments, non-GAAP income tax/tax rate, non-GAAP net income, and non-GAAP diluted earnings per share which exclude the items noted in the immediately preceding paragraph, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods.  Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results.  Management uses these non-GAAP measures to manage and assess the profitability of its business.  Specifically, we do not consider such items when developing and monitoring our budgets and spending.  As described above, the economic substance behind our decision to exclude such items relates either to these charges being non-cash in nature or to the one-time nature of the events or, in the case of our trading securities, because such item is difficult to predict and not within the control of management.  Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP.  There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance.  Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

2
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the actual exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading “Supplemental Financial Information”), and the repurchase or the issuance of stock.  The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the June 2011 quarter of $40.00 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2011 Financial Results

stock option exercise activity will be during the quarter).  The estimated negative impact on our earnings per diluted share calculation resulting from the difference in our assumed average stock price for the June 2011 quarter as compared to the March 2011 quarter is about one cent, when combining the additional dilutive effect from our convertible debt, and the dilutive effect of outstanding equity awards.

3
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, analog products and memory products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions.  Operating expenses fluctuate over time, primarily due to net sales and profit levels.

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands except per share amounts) (Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2011	2010	2011	2010
Net sales	$379,985	$278,020	$1,487,205	$947,729
Cost of sales	154,394	109,549	612,769	413,487
Gross profit	225,591	168,471	874,436	534,242

Operating expenses:
Research and development	44,159	33,287	170,607	120,823
Selling, general and administrative	56,885	46,697	227,781	167,222
Special charges	186	-	1,865	1,238
	101,230	79,984	400,253	289,283

Operating income	124,361	88,487	474,183	244,959
(Losses) gains on equity method investments	(28)	-	157	-
Other expense, net	(4,304)	(4,490)	(13,642)	(7,146)

Income from continuing operations before income taxes	120,029	83,997	460,698	237,813
Income tax (benefit) provision	(10,583)	8,248	31,531	20,808

Net income from continuing operations	130,612	75,749	429,167	217,005

Discontinued operations:
Loss from discontinued operations before income taxes	(5,754)	-	(11,126)	-
Income tax benefit	(670)	-	(909)	-
Net loss from discontinued operations	(5,084)	-	(10,217)	-

Net income	$125,528	$75,749	$418,950	$217,005

Basic net income per common share continuing operations	$0.69	$0.41	$2.29	$1.18
Basic net loss per common share discontinued operations	(0.03)	-	(0.05)	-
Basic net income per common share	$0.66	$0.41	$2.24	$1.18
Diluted net income per common share continuing operations	$0.65	$0.40	$2.20	$1.16
Diluted net loss per common share discontinued operations	(0.03)	-	(0.05)	-
Diluted net income per common share	$0.62	$0.40	$2.15	$1.16
Basic common shares outstanding	188,933	184,665	187,066	183,642
Diluted common shares outstanding	201,829	189,048	194,715	187,339

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

ASSETS

	March 31,	March 31,
	2011	2010
	(Unaudited)
Cash and short-term investments	$1,243,496	$1,214,323
Accounts receivable, net	181,202	137,806
Inventories	180,800	116,579
Other current assets	188,169	142,261
Total current assets	1,793,667	1,610,969

Property, plant & equipment, net	540,513	493,039
Long-term investments	464,838	317,215
Other assets	187,724	95,090

Total assets	$2,986,742	$2,516,313

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and other current liabilities	$200,272	$104,449
Deferred income on shipments to distributors	140,044	98,941
Total current liabilities	340,316	203,390

Convertible debentures	347,334	340,672
Long-term income tax payable	58,125	57,140
Deferred tax liability	418,211	376,713
Other long-term liabilities	10,318	5,018

Stockholders’ equity	1,812,438	1,533,380

Total liabilities and stockholders’ equity	$2,986,742	$2,516,313

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands except per share amounts and percentages)
(Unaudited)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2011	2010	2011	2010
Gross profit, as reported	$225,591	$168,471	$874,436	$534,242
Share-based compensation expense	1,409	2,209	6,825	7,054
Acquisition-related acquired inventory valuation costs and intangible asset amortization	1,861	669	12,887	2,537
Non-GAAP gross profit	$228,861	$171,349	$894,148	$543,833
Non-GAAP gross profit percentage	60.2%	61.6%	60.1%	57.4%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2011	2010	2011	2010
Research and development expenses, as reported	$44,159	$33,287	$170,607	$120,823
Share-based compensation expense	(3,358)	(2,989)	(12,874)	(12,194)
Non-GAAP research and development expenses	$40,801	$30,298	$157,733	$108,629
Non-GAAP research and development expenses as a percentage of net sales	10.7%	10.9%	10.6%	11.5%

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2011	2010	2011	2010
Selling, general and administrative expenses, as reported	$56,885	$46,697	$227,781	$167,222
Share-based compensation expense	(4,260)	(4,245)	(17,113)	(17,530)
Acquisition-related intangible asset amortization and other costs	(1,861)	(1,006)	(8,593)	(1,866)
Non-GAAP selling, general and administrative expenses	$50,764	$41,446	$202,075	$147,826
Non-GAAP selling, general and administrative expenses as a percentage of net sales	13.4%	14.9%	13.6%	15.6%

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RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2011	2010	2011	2010
Operating income, as reported	$124,361	$88,487	$474,183	$244,959
Share-based compensation expense	9,027	9,443	36,812	36,778
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs	3,722	1,675	21,480	4,403
Special charge – SST severance costs	186	-	1,865	-
Special charge – patent license	-	-	-	1,238
Non-GAAP operating income	$137,296	$99,605	$534,340	$287,378
Non-GAAP operating income as a percentage of net sales	36.1%	35.8%	35.9%	30.3%

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2011	2010	2011	2010
Other expense, net, as reported	$(4,304)	$(4,490)	$(13,642)	$(7,146)
Convertible debt non-cash interest expense	1,746	1,596	6,846	6,258
Gain on trading securities	-	-	-	(7,518)
Non-GAAP other expense, net	$(2,558)	$(2,894)	$(6,796)	$(8,406)
Non-GAAP other expense, net, as a percentage of net sales	-0.7%	-1.0%	-0.5%	-0.9%

RECONCILIATION OF GAAP INCOME TAX (BENEFIT) PROVISION FROM CONTINUING OPERATIONS TO NON-GAAP INCOME TAX PROVISION FROM CONTINUING OPERATIONS

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2011	2010	2011	2010
Income tax (benefit) provision, as reported	$(10,583)	$8,248	$31,531	$20,808
Income tax rate, as reported	-8.8%	9.8%	6.9%	8.7%
Share-based compensation expense	1,051	978	4,493	4,563
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs	151	173	714	530
Special charge – SST severance costs	22	-	159	-
Convertible debt non-cash interest expense	655	614	2,567	2,409
Net tax benefit of IRS settlement, R&D tax credit reinstatement, and other tax matters	24,395	-	25,929	8,452
Special charge – patent license	-	-	-	124
Gain on trading securities	-	-	-	(2,894)
Non-GAAP income tax provision	$15,691	$10,013	$65,393	$33,992
Non-GAAP income tax rate	11.6%	10.4%	12.4%	12.2%

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RECONCILIATION OF GAAP NET INCOME AND DILUTED NET INCOME PER SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER SHARE

	Three Months Ended			Three Months Ended	Twelve Months Ended			Twelve Months Ended
	March 31,			March 31,	March 31,			March 31,
	2011			2010	2011			2010
	Consolidated Operations	Continuing Operations	Discontinued Operations		Consolidated Operations	Continuing Operations	Discontinued Operations
Net income (loss), as reported	$125,528	$130,612	$(5,084)	$75,749	$418,950	$429,167	$(10,217)	$217,005
Share-based compensation expense, net of tax effect	7,976	7,976	-	8,465	32,319	32,319	-	32,215
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs, net of tax effect	3,571	3,571	-	1,502	23,454	20,766	2,688	3,873
Special charge – SST severance costs, net of tax effect	164	164	-	-	1,706	1,706	-	-
Net tax benefit of IRS settlement, R&D tax credit reinstatement, and other tax matters	(24,395)	(24,395)	-	-	(25,929)	(25,929)	-	(8,452)
Convertible debt non-cash interest expense, net of tax effect	1,091	1,091	-	982	4,279	4,279	-	3,849
Special charge – patent license, net of tax effect	-	-	-	-	-	-	-	1,114
Gain on trading securities, net of tax effect	-	-	-	-	-	-	-	(4,624)
Non-GAAP net income (loss)	$113,935	$119,019	$(5,084)	$86,698	$454,779	$462,308	$(7,529)	$244,980
Non-GAAP net income (loss) as a percentage of net sales		31.3%		31.2%		31.1%		25.8%

Diluted net income (loss) per share, as reported	$0.62	$0.65	$(0.03)	$0.40	$2.15	$2.20	$(0.05)	$1.16
Non-GAAP diluted net income (loss) per share	$0.57	$0.59	$(0.02)	$0.46	$2.35	$2.39	$(0.04)	$1.32

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2011 Financial Results

Microchip will host a conference call today, May 5, 2011 at 5:00 p.m. (Eastern Time) to discuss this release.  This call will be simulcast over the Internet at www.microchip.com.  The webcast will be available for replay until May 12, 2011.

A telephonic replay of the conference call will be available at approximately 7:00 p.m. (Eastern Time) May 5, 2011 and will remain available until 5:00 p.m. (Eastern Time) on May 12, 2011.  Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 8085360.

Cautionary Statement:

The statements in this release relating to the resiliency of our business model, our internal target for 115 inventory days, our plan to build our inventory levels towards our target to maintain short lead times and support our customer’s delivery requirements, the impact that the tragedy in Japan may have on our business and the world economy, expected continued strong cash generation in the June 2010 quarter, expecting net sales to be up between 1% and 6% sequentially, continued strong interest in our products, our assumed average stock price in the June 2011 quarter of $40.00, our first quarter fiscal 2012 guidance including GAAP and non-GAAP data as applicable for net sales, gross margin, operating expenses, other income (expense), tax rate, net income from continuing operations, diluted common shares outstanding, earnings per diluted share from continuing operations, inventory levels, capital expenditures for the June quarter and for fiscal 2011, taking actions to invest in the equipment needed to support our expected growth, net cash generation and the estimated negative impact on our earnings per share calculation from the difference in our assumed average stock price are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: the continued strength of the economic recovery or any unexpected fluctuations or weakness in the U.S. and global economies, changes in demand or market acceptance of our products (including our licensed technology) and the products of our customers; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively ramp our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; the impact of the events in Japan on the economy and our business; foreign currency effects on our business; the impact of any significant acquisitions that we make; costs and outcome of any current or future tax audit or any litigation involving intellectual property, customers or other issues; the risk that our customers may fail to continue to accept the SST product offerings; our actual average

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2011 Financial Results

stock price in the June 2011 quarter and the impact such price will have on our share count; disruptions in our business or the businesses of our customers or suppliers due to natural disasters, terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q.  You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip’s website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made.  Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this May 5, 2011 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide.  Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality.  For more information, visit the Microchip website at www.microchip.com.

Note:  The Microchip name and logo, and PIC are registered trademarks of Microchip Technology Inc. in the USA and other countries.  mTouch is a trademark of Microchip Technology Inc. in the USA and other countries.  All other trademarks mentioned herein are the property of their respective companies.

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